EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES SIX-MONTH CONTRACT EXTENSION FOR THE VICKSBURG

Houston, Texas
April 26, 2011

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., a Houston-based international offshore drilling contractor (NYSE: ATW), announced today that one of its subsidiaries has been awarded a six-month contract extension with a six-month option, both priced at the current dayrate of $90,000, with an affiliate of Nucoastal (Thailand) Limited for the company’s jack-up Vicksburg.  The option must be exercised by August 31, 2011.  With the extension, the Vicksburg's firm commitment extends through December 31, 2011.

Contact: Mark L. Mey
(281) 749-7902

Statements contained in this report with respect to the future are forward, including the exercise of the option and the term of the firm commitment, are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; the risks inherent in the construction of a rig; delays in the  commencement of operations of a rig following delivery; our ability to enter into and the terms of future contracts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent  in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of  governmental and industry laws and regulations; and environmental matters.  These factors and others are described and discussed in our most recently filed annual report on Form 10-K, in our Forms 10-Q for subsequent periods and in our other filings  with the Securities and Exchange Commission which are available on the SEC’s website as www.sec.gov.  Each forward looking statement speaks only as of the date of the particular statement and we undertake no duty to update the content of this press release or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.